UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2021

M3-Brigade Acquisition II Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40162	86-1359752
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1700 Broadway - 19th Floor
 New York, NY 10019

(Address of principal executive offices, including zip code)

(212) 202-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value per share, and one-fourth of one redeemable warrant	MBAC.U	The New York Stock Exchange
Class A common stock included as part of the units	MBAC	The New York Stock Exchange
Warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	MBAC.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

M3-Brigade Acquisition Corp. II (the “Company,” “we”, “our” or “us”) is filing this Amendment No. 2 to the Current Report on Form 8-K/A (the “Amendment No. 2”), originally filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 12, 2021 (the “Original Filing”) and the Amendment No. 1 to the Original Filing, as filed with the SEC on December 23, 2021 (“the “Amendment No. 1”) to reflect changes to Note 2, Restatement of Previously Issued Financial Statements - Overallotment Liability.

In addition, management determined that the over-allotment option granted to the underwriters is considered to be a freestanding financial instrument and meets the definition of a liability under ASC 480, “Distinguishing Liabilities from Equity” (ASC 480) and ASC 815 “Derivatives and Hedging” (ASC 815). The determination was based on the understanding that the over-allotment option may be exercised subsequent to the transfer of the securities from the underwriters to the investors and that the option should be detached from the initial securities before it is exercised. The over-allotment option liability is measured at fair value at inception and subsequently until it is exercised or expires, with changes in fair value presented in the statement of operations. On April 17, 2021, the underwriters’ forfeited the option to purchase up to an additional 6,000,000 units. The over-allotment liability was extinguished upon the forfeiture of the unexercised option.

Except as described above, this Amendment does not amend, update, or change any other items or disclosures in the Original Filing or Amendment No. 1 and does not purport to reflect any information or events subsequent to the filing thereof. As such, this Amendment speaks only as of the date the Original Filing and Amendment No. 1 was filed, and we have not undertaken herein to amend, supplement or update any information contained in the Original Filing or Amendment No. 1 to give effect to any subsequent events. Accordingly, this Amendment should be read in conjunction with the Original Filing, the Amendment No. 1 and our filings made with the SEC subsequent to the filing of the Original Filing, including any amendment to those filings.

Item 8.01. Other Events.

On March 8, 2021, the Company consummated an initial public offering (the “IPO”) of 40,000,000 units (the “Units”) at an offering price of $10.00 per Unit and a private placement with M3-Brigade Sponsor II LP (the “Sponsor”) of 7,500,000 private placement warrants at a price of $1.50 per warrant (the “Private Placement”). The net proceeds from the IPO together with certain of the proceeds from the Private Placement, $400,000,000 in the aggregate (the “Offering Proceeds”), were placed in a trust account established for the benefit of the Company’s public shareholders and the underwriters of the IPO with Continental Stock Transfer & Trust Company acting as trustee. Except with respect to the interest earned on the Offering Proceeds held in the trust account that may be released to the Company to pay its income taxes, if any, the Company’s amended and restated certificate of incorporation will provide that the Offering Proceeds will not be released from the trust account (1) to the Company, until the completion of its initial business combination, or (2) to its public shareholders, until the earliest of (a) the completion of the its initial business combination, and then only in connection with those shares of Class A common stock that such shareholders properly elect to redeem, (b) the redemption of any public shares properly tendered in connection with a shareholder vote to amend the Company’s amended and restated certificate of incorporation (A) to modify the substance or timing of the Company’s obligation to provide holders of shares of its Class A common stock the right to have their shares redeemed in connection with the Company’s initial business combination or to redeem 100% of its public shares if the Company does not complete its initial business combination within 24 months from the closing of the IPO or (B) with respect to any other provision relating to the rights of holders of shares of its Class A common stock, and (c) the redemption of the public shares if the Company has not consummated its business combination within 24 months from the closing of the IPO, subject to applicable law.

An audited balance sheet as of March 8, 2021 reflecting receipt of the Offering Proceeds has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Audited Balance Sheet (Restated)
104	Cover Page Interactive Data File (cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 20, 2022

M3-Brigade Acquisition II Corp.

By:	/s/ Mohsin Meghji
Name:	Mohsin Meghji
Title:	Chairman and Chief Executive Officer

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